SECOND AMENDMENT
TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDMENT TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT ("Amendment") is entered into as of April 20, 2016 by and among New Mach Gen, LLC ("Borrower"), the Guarantors (as defined in the Credit Agreement (as defined below)), CLMG Corp., as Administrative Agent and First Lien Collateral Agent, Beal Bank USA as Term B Lender, Initial Revolving Issuing Bank and Revolving Lender, and Beal Bank SSB as Term B Lender.

WHEREAS, reference is made to that certain $681,984,285 First Lien Credit and Guaranty Agreement dated April 28, 2014 by and among the Borrower, the Guarantors, the Lenders, the Revolving Issuing Bank, the First Lien Collateral Agent and the Administrative Agent, as amended by the First Amendment thereto dated March 30, 2015 (as amended, the "Credit Agreement"); and

WHEREAS, the parties hereto have agreed to further amend the Credit Agreement as more particularly set forth below.

NOW THEREFORE, in consideration of the promises set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

SECTION 1.01. Definitions; Principles of Interpretation. Unless the context shall otherwise require or unless otherwise defined herein, capitalized terms used herein shall have the respective meanings specified in the Credit Agreement and the principles of interpretation set forth therein shall apply to this Amendment.

ARTICLE II
AMENDMENTS

SECTION 2.01. Amendments to Reporting Requirements.

Sections 5.03(b) and (c) of the Credit Agreement shall be deleted and replaced with the following:

"(b) Annual Financials. As soon as available and in any event within 135 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by (i) an opinion as to such audit report of independent public accountants of recognized standing acceptable to the Administrative Agent and (ii) a certificate of a Responsible Officer of the Borrower (A) certifying such financial statements as having been

prepared in accordance with GAAP and (B) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within (i) 60 days after the end of each of the first three quarters of each Fiscal Year and (ii) 75 days after the end of the fourth quarter of each Fiscal Year, a Consolidated balance sheet of each of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income of the Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, together with a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto."

SECTION 2.02. Amendments to Insurance Requirements.

Schedule 5.01(d) to the Credit Agreement shall be deleted and replaced with the revised Schedule 5.01(d) set forth in Attachment I to this Amendment.

ARTICLE III
MISCELLANEOUS

SECTION 3.01. Governing Law; Counterparts; Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier, electronic mail or other electronic means of a copy of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

(c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

SECTION 3.02. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) It has the legal power and authority to execute and deliver this Amendment and perform its obligations hereunder and under the Credit Agreement and it has taken all necessary limited liability company or limited partnership (as applicable) action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by it, and the Credit Agreement (including as amended by this Amendment) constitutes its valid and binding obligations, enforceable against it in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

(c) The execution and delivery by it of this Amendment and the performance of its obligations under the Credit Agreement do not and will not violate or contravene any of its limited liability company agreement, limited partnership agreement or other constitutive documents or any law, rule or regulation applicable to it or require any consent or authorization of, filing with or notice to any Governmental Authority except for (A) the consents, authorizations, filings or other actions which have been duly obtained, taken, given or made and are in full force and effect and (B) those Governmental Authorizations the failure of which to obtain and maintain could not reasonably be expected to result in a Material Adverse Effect.

(d) As of the date of this Amendment, before and after giving effect to the amendments to the Credit Agreement set forth herein, no Default has occurred and is continuing.

SECTION 3.03. Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement are, and shall remain, in full force and effect. The amendments and agreements contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or for any purpose except as expressly set forth herein.

SECTION 3.04. References. From and after the date first set forth above, any reference to the Credit Agreement or the Loan Documents contained in the Credit Agreement, in any Loan Document or in any notice, request, certificate or other document shall be deemed to include this Amendment unless the context shall otherwise require.

SECTION 3.05. Regarding the Agents. The provisions of Article VII of the Credit Agreement apply in respect of this Amendment, and the Administrative Agent and the First Lien Collateral Agent shall be fully protected in relying on such provisions in connection with the preparation, negotiation, execution and delivery of this Amendment and its other actions, past, present or future, incidental thereto.

SECTION 3.06. Release and Waiver. AS A MATERIAL INDUCEMENT TO THE LENDER PARTIES, THE FIRST LIEN COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THIS AMENDMENT, THE BORROWER AND THE GUARANTORS, EACH ON BEHALF OF ITSELF AND ITS OWNERS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES WHETHER OR NOT A PARTY HERETO (THE BORROWER, THE GUARANTORS, SUCH OWNERS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES BEING REFERRED TO HEREIN COLLECTIVELY AND INDIVIDUALLY, AS "OBLIGORS, ET AL."), AUTOMATICALLY, AND WITHOUT FURTHER ACTION BY ANY PERSON, HEREBY

FULLY, FINALLY AND COMPLETELY RELEASE AND FOREVER DISCHARGE EACH LENDER PARTY, THE FIRST LIEN COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, PREDECESSORS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, "LENDER, ET AL.") OF AND FROM ANY AND ALL CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES), DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER RELATING TO THE FACILITIES AND/OR THE LOAN DOCUMENTS, AND WAIVE AND RELEASE ANY DEFENSE, RIGHT OF COUNTERCLAIM, RIGHT OF SET-OFF OR DEDUCTION TO THE PAYMENT OF THE OBLIGATIONS WHICH OBLIGORS, ET AL. NOW HAVE OR MAY CLAIM TO HAVE AGAINST LENDER, ET AL, ARISING OUT OF, CONNECTED WITH OR RELATING TO ANY AND ALL ACTS, OMISSIONS OR EVENTS OCCURRING PRIOR TO THE EXECUTION OF THIS AMENDMENT.

SECTION 3.07. Indemnification and Limitation of Liability. This Amendment is entered into pursuant to Section 9.01 of the Credit Agreement. The Loan Parties acknowledge that the provisions of Sections 9.04, 9.13, 9.15 and 9.16 of the Credit Agreement apply in respect of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

NEW MACH GEN, LLC,
as Borrower

By ______________________
Name: Russell R. Clelland
Title: Vice President and Treasurer

MACH GEN GP, LLC,
as Guarantor

By ______________________
Name: Russell R. Clelland
Title: Vice President and Treasurer

MILLENNIUM POWER PARTNERS, L.P.,
as Guarantor

By ______________________
Name: Russell R. Clelland
Title: Vice President and Treasurer

NEW ATHENS GENERATING COMPANY, LLC
as Guarantor

By ______________________
Name: Russell R. Clelland
Title: Vice President and Treasurer

NEW HARQUAHALA GENERATING COMPANY, LLC,
as Guarantor

By ______________________
Name: Russell R. Clelland
Title: Vice President and Treasurer

BEAL BANK USA,
as Term B Lender, Revolving Credit Lender, and Revolving Issuing Bank

By ____________________
Name: Jacob Cherner
Title: Authorized Signatory

BEAL BANK, SSB,
as Term B Lender

By ____________________
Name: Jacob Cherner
Title: Authorized Signatory

CLMG CORP.,
as Administrative Agent and First Lien Collateral Agent

By ____________________
Name: James Erwin
Title: President

ATTACHMENT I

SCHEDULE 5.01(d)
TO
FIRST LIEN CREDIT AND GUARANTY AGREEMENT

INSURANCE

Defined terms used in this Schedule 5.01(d) (the "Schedule") and not otherwise defined herein shall have the meanings set forth in the First Lien Credit and Guaranty Agreement dated as of April 28, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among NEW MACH GEN, LLC, a Delaware limited liability company, as Borrower, the Guarantors, the Initial Lenders, the Initial Revolving Issuing Bank, CLMG Corp., as Collateral Agent, and CLMG Corp., as Administrative Agent.

1. The Borrower shall maintain, or cause to be maintained on its behalf and on behalf of its Subsidiaries, in effect at all times, the types of insurance set forth below, in form reasonably acceptable to the Administrative Agent and the Collateral Agent, with insurance carriers authorized to do business in the applicable states and rated "A– (size X)" or better by A.M. Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if A.M. Best's Insurance Guide and Key Ratings shall no longer be published), or insurance companies of similar size with a financial strength rating of "A" or better by S&P or other insurance companies of recognized responsibility satisfactory to the Administrative Agent and the Collateral Agent:

   a. Commercial general liability insurance for the Projects on an "occurrence" policy form or AEGIS or comparable claims-first-made form, including coverage for property damage and bodily injury for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, independent contractors and personal injury, with primary coverage limits of no less than $1,000,000 for injuries or death to one or more persons or damage to property resulting from any one occurrence and a $2,000,000 annual aggregate limit. Deductibles in excess of $1,000,000 shall be subject to review and approval of the Administrative Agent and the Collateral Agent.

   b. Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. Deductibles in excess of $250,000 shall be subject to review and approval of the Administrative Agent and the Collateral Agent.

   c. If exposure exists, worker's compensation insurance on a guaranteed cost basis and employer's liability insurance, with a limit of not less than $1,000,000, disability benefits insurance and such other forms of insurance which the Borrower is required by law to provide for the Projects, providing statutory benefits, other states', USL&H and Jones Act endorsements

(where exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of Borrower. Deductibles in excess of $1,000,000 shall be subject to review and approval of the Administrative Agent and the Collateral Agent.

d. If exposure exists, aircraft/watercraft liability for all owned, hired, chartered or non-owned aircraft (fixed wing or rotary) and or/ watercraft liability with a limit of $50,000,000 each accident and hull physical damage cover with limits equivalent to the full value of the aircraft.

e. Umbrella / excess liability insurance of not less than $35,000,000 per occurrence and in the aggregate at all times, including sudden and accidental pollution shall be maintained at all times. Such coverages shall be on an occurrence policy form or AEGIS or comparable claims-first-made form and over and above coverage provided by the policies described in paragraphs (a), (b) and (c) above and shall not contain endorsements which restrict coverages as set forth in paragraphs (a), (b) and (c) above, and which are provided in the underlying policies.

f. "All risk" property insurance coverage for the Projects insurable assets (including physical damage on the New Harquahala 500kV transmission line between the generating plant and the Hassayampa Switchyard) in the amount not less than full replacement cost or a blanket loss limit equal to the highest replacement cost values at any one location with no coinsurance penalty, with no deduction for depreciation and providing, without limitation: coverages against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, terrorism (with form acceptable to the Administrative Agent and the Collateral Agent), sabotage, malicious mischief, aircraft, vehicles, smoke, other risks from time to time included under "all risk" or "extended coverage" policies, earthquake, flood subject to an annual flood sublimit of $400,000,000 for all locations, collapse, sinkhole, subsidence and such other perils as Administrative Agent and the Collateral Agent, after consultation with the independent insurance consultant and the Borrower, may from time to time require to be insured.

g. Secured Parties and the Borrower, may from time to time require to be insured, with a sublimit of not less than $10,000,000 (non-aggregated) for on-site clean-up and/or debris removal required as a result of the occurrence of an insured risk; (ii) off-site coverage with a per occurrence limit of $10,000,000; (iii) transit coverage (including ocean cargo where ocean transit exposure exists) with a per occurrence limit of not less than $10,000,000 or such higher amount as to cover replacement cost of property at risk; (iv) expediting insurance in an amount not less than $10,000,000; and (v) machinery breakdown coverage on a "comprehensive" basis including breakdown and repair with limits not less than the full replacement cost of the insured objects. Property insurance coverage shall not contain an exclusion for freezing, mechanical breakdown or resultant damage caused by faulty workmanship, design or materials. The policy shall allow the Borrower the option to not repair, rebuild or replace damaged property following a covered loss, subject to policy conditions on valuation in the event that the Borrower does elect to not repair, rebuild or replace damaged property.

h. The policy/policies required in "f" above shall include a sublimit of not less than $10,000,000 increased cost of construction coverage, debris removable, and building ordinance

coverage to pay for loss of "undamaged" property which may be required to be replaced due to enforcement of local, state, or federal ordinances.

i. All such policies required in "f," "g" and "h" above may have deductibles of not greater than $5,000,000 for physical damage per occurrence all locations.

j. Pollution Legal Liability of not less than $2,000,000 per occurrence and in the aggregate including preexisting and new conditions for on site and off site cleanup, bodily injury and property damage. Such cover shall be in such form and with such deductibles as acceptable to the Administrative Agent and the Collateral Agent.

k. Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under Prudent Industry Practice, are from time to time insured against for property and facilities similar in nature, use and location to the Projects which the Administrative Agent or the Collateral Agent may reasonably require.

2. In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained shall not be available and commercially feasible in the commercial insurance market, the Secured Parties shall not unreasonably withhold their agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that: (i) the Borrower shall first request any such waiver in writing ten (10) Business Days prior to the policy renewal, which request shall be accompanied by written reports prepared by the Borrower's insurance broker and the independent insurance consultant certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions, such insurance advisers and the form and substance of such reports to be reasonably acceptable to the Administrative Agent and the Collateral Agent; (ii) at any time after the granting of any such waiver, the Administrative Agent and the Collateral Agent may request, and the Borrower shall furnish to the Administrative Agent and the Collateral Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Administrative Agent and the Collateral Agent from such insurance advisers updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

3. Endorsements. Policies issued pursuant hereto shall contain the following or equivalent unless waived by Administrative Agent and the Collateral Agent with the consent of the Secured Parties in accordance with the Credit Agreement. All policies of liability insurance required to be maintained shall be endorsed as follows: (i) to name the Borrower or the Guarantors, as applicable, and its respective officers and employees as named insureds, and to name the Administrative Agent, the Collateral Agent and the Secured Parties and their respective officers

and employees as additional insureds; (ii) to provide a severability of interests and cross liability clause; and (iii) to provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Secured Parties.

4. Waiver of Subrogation. The Borrower and each of its Subsidiaries hereby waives any and every claim for recovery from the Secured Parties, the Administrative Agent and the Collateral Agent for any and all loss or damage covered by any of the insurance policies to be maintained under the Loan Documents to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver. Insurer to provide that there shall be no recourse against any Secured Party for payment of premiums or other amounts with respect thereto.

5. Additional Provisions.

a. Loss Notification: The Borrower shall promptly notify the Administrative Agent and the Collateral Agent of any Casualty Event likely to give rise to a claim under the physical damage and business interruption insurance policies for an amount in excess of $5,000,000.

b. Payment of Loss Proceeds: The all-risk, property, machinery, marine cargo, transit, physical damage and business interruption and other applicable first party insurance policies shall include a standard lender's 438 BFU loss payable endorsement (or other acceptable endorsement) in favor of the Collateral Agent and shall name the Collateral Agent as sole loss payee.

c. The loss payable endorsement described in the previous paragraph shall contain non-vitiation language reasonably acceptable to the Administrative Agent and the Collateral Agent which shall provide that in the event that any of the Loan Parties performs a vitiating act that might otherwise void coverage, the coverage will remain in full force and effect for the benefit of the Secured Parties.

d. Loss Adjustment and Settlement: A loss under any of the first party policies (including property, machinery, and business interruption) shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to the approval of the Administrative Agent and the Collateral Agent, which shall be not unreasonably withheld or delayed, for any claims incurred above an annual cumulative claim amount of $5,000,000. In addition, the Borrower may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $5,000,000 the terms of such settlement are approved by the Administrative Agent and the Collateral Agent (which approval shall not be unreasonably withheld or delayed).

e. In the event that any Loan Party fails to respond in a timely and appropriate manner (as reasonably determined by the Administrative Agent and the Collateral Agent) to take any steps necessary or reasonably requested by the Administrative Agent or the Collateral Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this Schedule, the Administrative Agent and the Collateral Agent shall have the right to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of the Borrower; provided, however, that such Loan Party shall, upon the Administrative Agent's or the Collateral Agent's request and at such Loan Party's own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Administrative Agent or the Collateral Agent, as the case may be, to collect from insurers for any loss covered by any insurance required to be obtained by this Schedule.

f. Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Schedule shall be endorsed so that if at any time they should be canceled, or coverage be materially changed, such cancellation or reduction shall not be effective as to the Secured Parties for forty-five (45) days, except for non-payment of premium which shall be for ten (10) days, after receipt by the Administrative Agent and the Collateral Agent of written notice from such insurer (or the Borrower's insurance broker) of such cancellation or reduction. Such policy provisions shall also provide that in the event the Borrower fails to pay the premium, the Collateral Agent and the Administrative Agent shall have the right (but not the obligation) to pay the premium and continue coverage. Suspension of coverage for machinery breakdown for specific equipment due to the insurers exercising a suspension clause will be immediate but the Borrower or its insurance broker shall provide immediate written notification as soon as coverage is suspended.

g. Miscellaneous Policy Provisions: The all-risk, property, machinery and business interruption insurance policies shall (A) not include any annual or term aggregate limits of liability or clause requiring the payment of an additional premium to reinstate the limits after loss except as regards the insurance applicable to the perils of flood, earth movement, and (subject to agreement with the Administrative Agent and the Collateral Agent) sabotage and terrorism, (B) include the Administrative Agent and the Collateral Agent as additional insured on behalf of the Secured Parties in all policies (where permitted by applicable law), and (C) include a clause requiring the insurer to make final payment on any claim within ninety (90) days after the submission of proof of loss and its acceptance by the insurer.

6. Separation of Interests: All liability policies shall insure the interests of the Secured Parties regardless of any breach or violation by the Loan Parties, or any other Person of warranties, declarations or conditions contained in such policies, or any action or inaction of the Loan Parties. This provision may be satisfied with a policy endorsement acceptable to the Administrative Agent and the Collateral Agent with the advice of their independent insurance consultant.

7. Reinstatement or Replacement of Limits: In the event that the insurance policies for this transaction are also insuring other assets that are not part of this transaction, in the event that limits or sub limits (including any aggregated limits or sub limits) are eroded due to losses at

other locations, the Loan Parties shall immediately have the limits or sub limits reinstated or replaced for the benefit of the assets in this transaction.

8. Evidence of Insurance. On the Effective Date and on an annual basis upon each policy anniversary, the Borrower shall furnish the Administrative Agent and Collateral Agent with (i) certification of all required insurance marked "premium paid" or accompanied by other evidence of payment reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) a schedule of the insurance policies held by or for the benefit of the Loan Parties and required to be in force by the provisions of this Schedule. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify carriers, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Schedule. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies. Upon reasonable prior written request, the Borrower and each of the Guarantors will (i) permit the Administrative Agent and the Collateral Agent to inspect copies of all insurance policies at the office of the Borrower or the Guarantors during normal business hours and (ii) furnish the Administrative Agent and the Collateral Agent with copies of all binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained hereunder, provided that after the occurrence of any Default or any Event of Default, upon request, the Borrower will furnish the Administrative Agent and the Collateral Agent with copies of the insurance policies relating to the Projects.

9. Reports. Concurrently with the furnishing of the certification referred to in Paragraph 8 above, the Borrower shall furnish the Administrative Agent and the Collateral Agent with a letter from its insurance broker, signed by an officer of the insurance broker, stating that in the opinion of the insurance broker, the insurance then carried or to be renewed is in accordance with the terms of this Schedule. Such report shall not be subject to any non-customary qualification with respect to the scope of review or the information made available.

10. Failure to Maintain Insurance. In the event the Borrower fails, or fails to cause to be maintained the full insurance coverage required by this Schedule, the Administrative Agent or the Collateral Agent, upon thirty (30) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefore by the Administrative Agent or the Collateral Agent shall become an additional Obligation of the Borrower, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with Default Interest thereon from the date so advanced until fully paid.

11. No Duty of Collateral Agent to Verify or Review. No provision of this Schedule or any provision of any Loan Document shall impose on the Administrative Agent, the Collateral Agent or any Secured Party any duty or obligation to verify the existence or adequacy of the insurance coverage maintained pursuant to this Schedule, nor shall the Administrative Agent,

the Collateral Agent or any Secured Party be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of the Administrative Agent, the Collateral Agent or any Secured Party to pursue or obtain the evidence of insurance required by this Agreement and/or failure of the Administrative Agent, the Collateral Agent or any Secured Party to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

12. Foreclosure. In the event of a foreclosure of any of the Projects under any Loan Document or other transfer of a title to any of the Projects in extinguishment in whole or in part of the Obligations, all right, title and interest of the Loan Party in and to the insurance policies then in force concerning such Project and all proceeds payable thereunder shall thereupon vest in the Administrative Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

13. Notice of Injurious Exposure to Conditions. It is agreed that failure of any agent, servant, or employee of the insured other than the owner, partner of any partnership, or an officer of the insured to notify the company of any occurrence of which he has knowledge shall not invalidate the insurance afforded by this policy as respects the named insured and additional insureds.

14. No Coinsurance. All insurance coverage shall be on a "no coinsurance or self-insurance/replacement cost" basis and in such form (including the form of the loss payable clauses) as shall be acceptable to Administrative Agent and the Collateral Agent (which acceptance shall not be unreasonably withheld).

15. Claims Made Forms. In the event that any policy is written on a "claims-made" basis and such policy is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain for each such policy or policies the broadest basic and supplemental extended reporting period coverage ("tail" coverage) or prior acts coverage ("nose" coverage) as is reasonably available in the commercial insurance market for each such policy or policies and shall provide Administrative Agent and the Collateral Agent with proof that such extended reporting period coverage or prior acts coverage has been obtained.